UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement.
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to § 240.14a-12.

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ActivePassive Funds
Solicitation Script
Meeting Date: December 9, 2011
Toll-Free # 1-855-500-9508

Greeting:

Hello, is Mr./Ms. _____________ available please?

IF NOT AVAILABLE:  Is there a better time to reach Mr./Ms._____________?

Hi Mr./Ms. _____________, my name is _____________ and I am calling on behalf of the ActivePassive Funds on a recorded line. Recently we sent you proxy materials for the upcoming Special Meeting of Shareholders scheduled to be held on December 9, 2011 and to date, we have not received your vote. Your Fund’s Board of Trustees is recommending that you vote in FAVOR of the proposal. Would you like to vote along with the recommendation of the Board for all of your ActivePassive Fund accounts?

IF YES: Thank you. For the record, would you please state your full name and mailing address?

Again, my name is _____________, a proxy voting specialist on behalf of the ActivePassive Funds.  Today’s date is _____________ and the time is _____________ Eastern Time.

Mr./Ms. _____________, I have recorded your [FOR] vote and we will be mailing you a written confirmation of your vote within 72 hours.  If you wish to make any changes you may contact us by calling 1-855-500-9508. Thank you very much for your participation and have a great day/evening.

IF NO, Would like to vote differently than the Boards recommendation: Okay, for the record, would you please state your full name and mailing address? How would you like to cast your vote on the proposal?

Again, my name is _____________, a proxy voting specialist on behalf of the ActivePassive Funds.  Today’s date is _____________ and the time is _____________ Eastern Time.

For “Non-Favorable” Vote:

Mr./Ms. _____________, I have recorded your vote as follows.  For all shares of your ActivePassive Funds, you are voting against the proposal as set forth in the proxy materials you received. We will be mailing you a written confirmation of your vote within 72 hours. If you wish to make any changes you may contact us by calling 1-855-500-9508. Thank you very much for your participation and have a great day/evening.

For Abstentions:

Mr./Ms. _____________, I have recorded your vote as follows.  For all shares of your ActivePassive Funds, you are abstaining on the proposal as set forth in the proxy materials you received. We will be mailing you a written confirmation of your vote within 72 hours. If you wish to make any changes you may contact us by calling 1-855-500-9508. Thank you very much for your participation and have a great day/evening.

IF MATERIAL NOT RECEIVED: I can resend the materials to you. Do you have an email address this can be sent to?
(IF YES: Type email address in the notes and read it back phonetically to the shareholder)

(IF NO: Continue with standard script)  Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip)

Thank you. You should receive these materials shortly and the materials will inform you of the methods available to you to cast your vote, one of which is to call us back at 1-855-500-9508.

IF NOT INTERESTED (USE REBUTTAL): I am sorry for the inconvenience. Please be aware that your vote is very important.  By voting now, you will be removed from any further calls or mailings for this proxy.  Please fill out and return your proxy cards at your earliest convenience.  If you would rather, you can always call us at 1-855-500-9508 to cast your vote or you can vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

IF SHARES WERE SOLD AFTER RECORD DATE:
I understand, Mr./Ms.__________.  However, you were a shareholder on the record date of September 23, 2011, and therefore you are still entitled to vote the shares. Would you have any objections to voting the shares now?